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VIRCO MFG. CORPORATION

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Virco Mfg. Corporation

2027 Harpers Way
Torrance, California 90501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2003

       The Annual Meeting of Stockholders of Virco Mfg. Corporation, a Delaware corporation, will be held at 10:00 a.m. on Tuesday, June 10, 2003 at 2027 Harpers Way, Torrance, California, for the following purposes:

1. To elect three directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified; and

2. To transact such other business as may properly come before the meeting.

      These items are more fully described in the following pages, which are made part of this notice.

      The Board of Directors has fixed the close of business on May 2, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

      To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. For further details, see your proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it also saves your company significant postage and processing costs.

By Order of the Board of Directors

/s/ ROBERT E. DOSE

Robert E. Dose
Secretary

Torrance, California

May 16, 2003

GENERAL INFORMATION
RECORD DATE AND VOTING
PROPOSAL 1
ELECTION OF DIRECTORS
BOARD COMMITTEES, MEETINGS & COMPENSATION
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
Pension Plan Table
EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS
CERTAIN TRANSACTIONS
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
RELATIONSHIP WITH INDEPENDENT AUDITORS
OTHER MATTERS
APPENDIX A

Virco Mfg. Corporation

2027 Harpers Way
Torrance, California 90501

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS, June 10, 2003

GENERAL INFORMATION

      This Proxy Statement is being mailed to stockholders of Virco Mfg. Corporation, a Delaware corporation (the “Company”), on or about May 16, 2003 in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 10, 2003 at 10:00 a.m. at 2027 Harpers Way, Torrance, California and any and all adjournments and postponements thereof.

      The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph, e-mail or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

RECORD DATE AND VOTING

      The close of business on May 2, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. On that date there were 13,106,119 shares of the Company’s Common Stock, par value $.01 per share, outstanding. All voting rights are vested exclusively in the holders of the Company’s Common Stock. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders, except that as to the election of directors, stockholders may cumulate their votes. Because three directors are to be elected, cumulative voting means that each stockholder may cast a number of votes equal to three times the number of shares actually owned. That number of votes may be cast for one nominee, divided equally among the three nominees or divided among the nominees in any other manner. The proxy holders will have authority, in their discretion, to vote cumulatively for less than all of the nominees.

      In all matters other than the election of directors, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter would be the act of the stockholders. Directors will be elected by a plurality of the votes of the Common Stock present in person or represented by proxy. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Broker non-votes are not counted for the purpose of determining the votes cast on a proposal.

      Proxies will be voted for management’s nominees for election as directors and in accordance with the recommendations of the Board of Directors contained in the Proxy Statement, unless the stockholder otherwise directs in his or her proxy. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to his or her direction. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company at 2027 Harpers Way, Torrance, California 90501, by filing a duly executed proxy bearing a later date, either in person at the annual meeting, via the internet, by telephone, or by mail. Please consult the instructions included with your proxy card.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes as nearly equal in number as possible. In accordance with the Certificate of Incorporation, the Board of Directors has nominated Robert A. Virtue, Robert K. Montgomery and Donald A. Patrick (each of whom is currently a director) to serve as directors in Class III of the Board of Directors with a term expiring in 2006.

      It is intended that the proxies solicited by this Proxy Statement will be voted in favor of the election of Messrs. Virtue, Montgomery and Patrick, unless authority to do so is withheld. Should any of such nominees be unable to serve as a director or should any additional vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. In the event that any person other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively for less than all of the nominees.

      The following table sets forth certain information with respect to each of the three nominees, as well as each of the five continuing directors.

			Director
Name	Age	Principal Occupation	Since

Nominees for Directors Whose Terms Expire in 2006:
Robert A. Virtue	70	Chairman of the Board and Chief Executive Officer of the Company since 1990; President of the Company since August 1982	1956
Robert K. Montgomery	64	Partner of Gibson, Dunn & Crutcher LLP law firm since 1971	2000
Donald A. Patrick	78	Vice President and founder of Diversified Business Resources, Inc. (mergers, acquisitions and business consultants) since 1988	1983
Continuing Directors Whose Terms Expire in 2004:
Douglas A. Virtue	44	Executive Vice President of the Company since December 1997; previously General Manager of the Torrance Division of the Company	1992
Evan M. Gruber	49	Chairman and Chief Executive Officer of Modtech Holdings, Inc. (modular buildings business) since 1990; he serves on the Board of Directors of Modtech Holdings, Inc., and has previously held directorship positions with Energy and Environmental Research Corporation, J.V. Electronics, Inc., Class Leasing, Inc. and Airmid LLP	2002
Continuing Directors Whose Terms Expire in 2005:
Donald S. Friesz	73	Vice President Sales and Marketing of the Company from 1982 to February 1996. Mr. Friesz has been retired since 1996	1992
Glen D. Parish	65	Vice President of the Company since 1999; General Manager of the Conway Division since 1999; previously Vice President of Conway Sales and Marketing	1999
James R. Wilburn	70	Dean of the School of Public Policy, Pepperdine University, since September 1997; previously Dean of the School of Business and Management, Pepperdine University (1982-1994); Professor of Business Strategy, Pepperdine University (1994-1996); director of First Fidelity Thrift since February 1995	1986

BOARD COMMITTEES, MEETINGS & COMPENSATION

      Each director of the Company serving in 2002 attended at least 75% of the 2002 meetings of the Board of Directors and each committee on which he served. The Board of Directors held six meetings in 2002. In addition, in December 2002, the outside members of the Board of Directors held a meeting to discuss the Company’s performance without the presence of the Company’s management. Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. Other directors received a retainer of $4,500 per quarter, a fee of $1,000 for each Board meeting, a fee of $500 for each telephonic Board meeting and a fee of $750 for each committee meeting attended. In 2002, Messrs. Friesz, Gruber, Montgomery, Patrick and Wilburn each received options to purchase 2,000 shares of Common Stock at $14.95 per share (2,200 shares at $13.59 per share after adjusting for a 10% stock dividend issued in 2002 under the Company’s 1997 Stock Incentive Plan). At the February 2001 meeting of the Board of Directors, the Compensation Committee established an additional annual retainer of $2,000 per year for Committee chairmen and a pension plan for non-employee directors who have served as such for at least 10 years, providing for a series of quarterly payments (equal to the portion paid to non-employee directors for service without regard to attendance at Board meetings or committee service) for such director’s lifetime following the date on which such director ceases to be a director for any reason other than death.

      The Board of Directors has an Audit Committee that in 2002 was composed of Messrs. Friesz, Gruber, Patrick and Wilburn. The Audit Committee held two on-site meetings and three telephonic meetings in 2002. The functions of the Audit Committee include reviewing the financial statements of the Company, the scope of the annual audit by the Company’s independent auditors and the audit reports rendered by such independent auditors. The Audit Committee may also examine and consider other appropriate matters. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. As of the date of this proxy statement, each of the Audit Committee members is an “independent director” as defined by the listing standards of the American Stock Exchange, except perhaps Mr. Patrick. Although Mr. Patrick may not be deemed to be an independent director due to consulting work performed by him in connection with our Conway expansion project, the Board believes that it is in the best interests of the Company and its stockholders that Mr. Patrick continue to serve on the Audit Committee. This is because Mr. Patrick has significant accounting and financial experience and expertise that the Board believes is critical in the execution of the oversight function to be performed by an effective Audit Committee. Moreover, Mr. Patrick is not an employee, or a relative of an employee, of the Company, and the Board believes that the consulting work performed for the Company by Mr. Patrick was minor in 2001 and 2002. Hence, the Board believes that Mr. Patrick performs his functions with the same fortitude and integrity as the other members of the Audit Committee. Finally, the Board expects to continue to reevaluate the composition of the Audit Committee on an annual basis to ensure that its composition remains in the best interests of the Company and its stockholders.

      The Board of Directors has a Compensation Committee that in 2002 was composed of Messrs. Montgomery, Patrick and Wilburn. The function of this Committee is to make recommendations to the Board regarding changes in salaries and benefits. The Compensation Committee held one meeting in 2002.

      The Board of Directors has a Nominating Committee that in 2002 was composed of Messrs. Friesz, Gruber, Montgomery, Patrick and Wilburn, the outside directors of the Company. The Nominating Committee’s function is to identify and recommend from time to time candidates for nomination for election as directors of the Company. The Nominating Committee considers nominees proposed by stockholders. To recommend a prospective nominee for the Nominating Committee’s consideration, you may submit the candidate’s name and qualifications to Virco’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501. The Nominating Committee did not meet formally in 2002.

SECURITY OWNERSHIP

Shares Owned By Management and Principal Stockholders

      The following table sets forth information as of April 30, 2003 (unless otherwise indicated) relating to the beneficial ownership of the Company’s Common Stock (i) by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) by each director or nominee of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table below and (iv) by all officers and directors of the Company as a group. The number of shares beneficially owned is deemed to include shares of Common Stock in which the persons named have or share either investment or voting power. Unless otherwise indicated, the mailing address of each of the persons named is 2027 Harpers Way, Torrance, California 90501.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class

Bruce S. Sherman/ Gregg J. Powers(2)	1,697,994	13.0%
Dimensional Fund Advisors Inc.(3)	688,465	5.3%
Robert A. Virtue(4)	364,915	2.8%
Chairman of the Board of Directors,
President, Chief Executive Officer
Douglas A. Virtue	554,545	4.2%
Director, Executive Vice President
Donald S. Friesz	82,065	(5)
Director
Evan M. Gruber	440	(5)
Director
Robert K. Montgomery	2,207	(5)
Director
Glen D. Parish	25,858	(5)
Director, Vice President, General Manager
Donald A. Patrick	59,955	(5)
Director
James R. Wilburn	18,755	(5)
Director
Robert E. Dose	50,175	(5)
Vice President Finance, Secretary, Treasurer
Larry O. Wonder	31,213	(5)
Vice President, Sales
All executive officers and directors as a group (13 persons)	1,294,451	9.73%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. For purposes of this table, a person is deemed to have “beneficial ownership” as of a given date of any security that such person has the right to acquire within 60 days after such date. Amounts for Messrs. Robert Virtue, Douglas Virtue, Friesz, Gruber, Montgomery, Parish, Patrick, Wilburn, Dose, Wonder, and all executive officers and directors as a group, include 7,027, 5,658, 4,184, 440, 2,207, 16,345, 9,787, 9,136, 38,871, 20,830 and 180,795 shares issuable upon exercise of options, respectively, and 8,823, 7,910, 0, 0, 0, 5,408, 0, 0, 5,924, 6,607 and 33,626 shares held under the Company’s Employee Stock Ownership Plan as of April 30, 2003, respectively.

(2)	As of February 14, 2003, according to public filings. Bruce S. Sherman is Chief Executive Officer of Private Capital Management, Inc. (“PCM”) and Gregg J. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and voting power with respect to

1,697,944 shares held by PCM’s clients and managed by PCM. Mr. Sherman has sole dispositive and voting power with respect to 50,123 shares. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The address for Messrs. Sherman and Powers is 8889 Pelican Bay Blvd., Naples, Florida 34108.

(3)	As of February 7, 2003, according to public filings. Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (these investment companies, trusts and accounts are the “Funds”). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company’s Common Stock that are owned by the Funds. Dimensional disclaims beneficial ownership of such shares. Dimensional’s principal business address is 1299 Ocean Avenue, 11th floor, Santa Monica, California 90401.

(4)	Does not include 1,630,513 shares owned beneficially by Mr. Robert Virtue’s adult children, including Mr. Douglas Virtue, as to which Mr. Robert Virtue disclaims beneficial ownership.

(5)	Less than 1%.

      All information with respect to beneficial ownership of the shares referred to above is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.

      Douglas Virtue is Robert Virtue’s son. The total number of shares beneficially owned by Mr. Robert A. Virtue, his brothers Raymond W. Virtue and Richard J. Virtue, his sister, Nancy Virtue Cutshall, their children and their mother, Mrs. Julian A. Virtue, aggregate 6,705,284 shares or 48% of the total shares of Common Stock outstanding.

      Robert A. Virtue, Richard J. Virtue, Raymond W. Virtue, Nancy Virtue Cutshall and certain of their respective spouses and children (the “Stockholders”) and the Company have entered into an agreement with respect to certain shares of the Company’s Common Stock received by the Stockholders as gifts from their father, Julian A. Virtue, including shares received in subsequent stock dividends in respect of such shares. Under the agreement, each Stockholder who proposes to sell any of such shares is required to provide the remaining Stockholders notice of the terms of such proposed sale. Each of the remaining Stockholders is entitled to purchase any or all of such shares on the terms set forth in the notice. The Company may purchase any shares not purchased by such remaining Stockholders on such terms. The agreement also provides for a similar right of first refusal in the event of the death or bankruptcy of a Stockholder, except that the purchase price for the shares is to be based upon the then prevailing sales price of the Company’s Common Stock on the American Stock Exchange.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation for services rendered in all capacities to the Company and its subsidiaries during the years indicated for the Chief Executive Officer and the other four most highly compensated officers of the Company:

				Long-Term
				Compensation

		Annual Compensation		Awards

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus(4)	Options(3)	Compensation(2)

Robert A. Virtue	2002	$381,461	$—	—	$9,400
Chairman of the Board and	2001	378,163	—	—	9,400
Chief Executive Officer	2000	406,162	—	—	10,000
Douglas A. Virtue	2002	202,175	—	—	3,900
Executive Vice President	2001	199,753	—	—	3,900
	2000	199,675	—	—	3,900
Glen D. Parish	2002	175,407	—	—	2,600
Vice President, General	2001	181,193	—	11,000	2,600
Manager	2000	177,856	—	—	2,800
Robert E. Dose	2002	180,825	—	—	4,500
Vice President, Finance,	2001	180,989	—	—	4,500
Secretary and Treasurer	2000	172,242	—	—	4,900
Larry O. Wonder	2002	175,677	—	—	3,900
Vice President, Sales	2001	185,462	—	—	5,900
	2000	160,635	116,875	—	5,700

(1)	Excludes compensation in the form of other personal benefits, which, for each of the executive officers, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each year.

(2)	For 2002, consists entirely of amounts representing the value of Company-paid split-dollar premiums under the Management Employees Life Insurance Plan. See “Management Employees Life Insurance Plan” and “Executive Survivorship Life Insurance Plan.” The foregoing amounts represent the actuarial value of the benefit to the executive officers of the current year’s insurance premium paid by the Company in excess of that required to fund the death benefits under the policies.

(3)	Granted pursuant to the Company’s 1993 and 1997 Stock Incentive Plans at the market price of the Common Stock on the date of grant and adjusted for stock dividends.

(4)	For Larry O. Wonder, represents forgiveness of indebtedness to the Company in the amount of $116,875.

Option Grants in Last Fiscal Year

      The Company did not grant any stock options or stock appreciation rights to any of the executive officers named in the Summary Compensation Table above during the fiscal year ended January 31, 2003.

Aggregated Option Exercises and Year-End Option Values

      Shown below is information relating to the exercise of stock options during 2002 for each executive officer of the Company named in the Summary Compensation Table above:

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares Acquired	Value	Fiscal Year-End(2)		at Fiscal Year-End(3)
Name	on Exercise(1)	Realized	(Exercisable/Unexercisable)		(Exercisable/Unexercisable)

Robert A. Virtue	78,318	$591,042	7,027/	—	$ —/—
Douglas A. Virtue	26,238	169,185	5,685/	—	—/—
Glen D. Parish	—	—	21,176/	—	13,239/—
Robert E. Dose	—	—	44,186/	2,928	68,599/—
Larry O. Wonder	5,000	13,502	20,831/	2,928	9,384/—

(1)	Options exercised by Messrs. Robert Virtue and Douglas Virtue were retained and added to the shares beneficially owned by such individuals.

(2)	Adjusted for stock dividends.

(3)	Calculated using closing price on January 31, 2003 of $8.90.

Virco Important Performers Plan

      In August 1985, the Board of Directors adopted the Virco Important Performers Plan (the “VIP Plan”), which is a nonqualified plan providing additional retirement and death benefits for certain employees identified by the Board of Directors or the committee administering the Plan as contributing materially to the continued growth, development and future business of the Company. The VIP Plan provides that each officer or employee whose annual base salary exceeds $90,000 will be a participant in the Plan. Benefits under the VIP Plan are payable to or on behalf of each participant upon retirement, normally at age 62, or upon death prior to retirement. The Company is funding its obligations under the VIP Plan through the purchase of life insurance policies on the participants.

      Retirement benefits provided under the Plan vest 30% after three years of service and fully after ten years of service. Under the VIP Plan, each participant will receive a benefit payable at retirement equal to 50% of the average base salary during the last five years offset by the monthly benefit accrued under the Employees Retirement Plan. Participants with fewer than ten years of participation who retire after reaching age 62 will be entitled to reduced pro rata benefits based on the number of years they have participated in the VIP Plan. In the event of the death of a participant prior to retirement, death benefits are payable for a fifteen-year period to the deceased participant’s beneficiaries.

      The estimated annual benefits payable upon retirement at age 62 for Messrs. Robert Virtue, Douglas Virtue, Parish, Dose and Wonder are $139,000, $48,000, $56,000, $39,000 and $40,000, respectively, assuming that the current compensation of each executive officer remains constant until retirement.

Employees Retirement Plan

      The Employees Retirement Plan of the Company is a non-contributory, defined benefit retirement plan governed by the Employee Retirement Income Security Act of 1974. With limited exceptions, all employees of the Company and its participating subsidiaries (including executive officers) are eligible to participate provided they meet certain service requirements. Benefits are paid to or on behalf of each participant upon retirement, normally at age 65, and under certain circumstances upon death. Benefits under the Plan are credited to the employee each year based upon years of service and remuneration during such year of service.

      Retirement benefits vest partially after three years of service and fully after seven years of service, or upon the participant’s 65th birthday. Benefits payable under the Plan are adjusted to reflect the form of payment elected by the participant. The following table shows the annual pension benefits for retirement at age 65 which would be payable to retiring employees with representative earnings and years of service:

Pension Plan Table

	Years of Service(1)(2)

Assumed Average Compensation(3)	10	20	30

$ 25,000	$2,260	$4,520	$6,780
50,000	4,760	9,520	14,280
75,000	7,260	14,520	21,780
100,000	9,760	19,520	29,280
125,000	12,260	24,520	36,780
150,000	14,760	29,520	44,280
175,000	15,760	31,519	47,279

(1)	Represents annual retirement benefits payable at normal retirement age. To the extent a participant’s service was rendered prior to February 1, 1964, the effective date of the Plan, actual benefits will be slightly lower than the benefits shown in the table.

(2)	The benefits shown are for straight-life annuity payments and are not subject to deduction for Social Security or other offset amounts; alternative forms of benefit payments are available under the Plan.

(3)	Assumed average compensation is based upon regular base compensation before deduction for taxes or group insurance averaged for each year in the Plan.

      Messrs. Robert Virtue, Douglas Virtue, Parish, Dose and Wonder have 45, 16, 43, 11 and 23 credited years of service and $76,000, $105,000, $42,000, $139,000 and $99,000 of assumed average compensation, respectively, under the Plan. From time to time the Company may amend the formula used to determine the benefits applicable to certain management personnel who also participate in the VIP Plan, with the effect that no change results in such individual’s overall retirement benefits as determined under the VIP Plan, but solely the plan under which such benefits are paid.

Management Employees Life Insurance Plan

      In August 1985, the Board of Directors adopted the Management Employees Life Insurance Plan, which provides for the Company to obtain life insurance policies on management employees selected by the Board. Currently, all officers and employees earning an annual salary exceeding $90,000 are entitled to participate in the Plan and may elect coverage under the Plan of $100,000. Officers may elect coverage under the Plan of up to $300,000 in increments of $50,000.

      The premiums for the policies are paid partially by the participants pursuant to the formula set forth in the Plan, with the Company paying the remaining portion. The Company is the owner of each participant’s policy and assigns an interest to the participating employee in an amount equal to the excess of the death benefits available under the policy over an amount approximately equal to the aggregate premium payments made by the Company with respect to such participant’s policy. This amount is payable to the participant’s beneficiaries. Upon the first to occur of reaching the age of 65, actual retirement or termination of employment, each participant is entitled to have the Company assign the policy to the participant or his designee, provided that the participant first reimburses the Company for all premiums previously paid by the Company for the policy.

Executive Survivorship Life Insurance Plan

      In August 1985, the Board of Directors adopted the Executive Survivorship Life Insurance Plan, which provides special life insurance benefits to a group of management employees selected by the Board. Under this Plan, the Company maintains insurance policies on the lives of the participants and their spouses. Robert A. Virtue is currently the only executive officer participating in the Plan.

Widow’s Salary Continuation Plan

      In August 1985, the Board of Directors approved the Widow’s Salary Continuation Plan, which provides for surviving widow benefits to be paid by the Company upon the deaths of Messrs. Julian A. Virtue and Donald Heyl, the former Presidents of the Company. The widows of Mr. Virtue and Mr. Heyl are currently receiving $5,000 per month under the Plan. In 2002, the Company paid $60,000 and $45,000 to Mrs. Virtue and Mrs. Heyl, respectively.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

      None of Virco’s named executive officers has employment or severance arrangements.

CERTAIN TRANSACTIONS

      Robert K. Montgomery served in 2002 as a member of the Board of Directors of the Company as a Class III Director, and is currently a nominee to continue serving as a Class III Director for the Company. Mr. Montgomery is a partner of the law firm Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is responsible for developing the Company’s executive compensation policies and making recommendations to the Board of Directors with respect to these policies. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of the Company.

Executive Compensation Policy

      The goals of the Company’s executive compensation policy are to attract and retain qualified executives and to ensure that their efforts are directed toward the long-term interests of the Company and its stockholders. The Company is striving to generally position executive salaries at median competitive levels and to rely on variable, performance-based bonuses to play a significant role in determining total compensation. In addition, by establishing the 1993 and 1997 Stock Incentive Plans, the Company further linked executive and stockholder interests.

      The Compensation Committee annually reviews salaries, bonuses and other aspects of executive compensation. In general, the purpose of such annual reviews is to ensure that the Company’s overall executive compensation program remains competitive with comparable businesses and that total executive pay reflects both the individual’s performance as well as the overall performance of the Company.

Base Salary

      Each year, the performance of executives is reviewed and, based upon an assessment of individual performance, the Company’s performance, and a comparison of the Company’s executive compensation levels and plans with those of other companies in the furniture manufacturing business, a salary increase may be awarded. In 2002, based upon such review, the Compensation Committee concluded that the Company’s executive salaries should be maintained at the prior year’s levels. As a result, there was no change in the Company’s compensation levels awarded to the Company’s Chief Executive Officer and other executive officers in 2002.

      The salary of Mr. Robert A. Virtue, the Company’s Chief Executive Officer, was determined on the foregoing basis. In addition to consideration of the salary levels of the chief executive officers of other furniture manufacturers, the Board considered the Company’s operating results in 2001, the Company’s stock performance, the effect of the general economy on the Company’s performance and the success of the Company in addressing certain goals.

Bonuses

      Early each year the Board of Directors considers and approves an annual profit plan for the Company, which establishes a target level of overall Company profits, excluding certain non-recurring items. The bonuses payable to the Chief Executive Officer and the other executive officers are tied to the Company’s actual performance relative to the annual profit plan. In 2002, a consolidated bonus plan was utilized to determine the bonuses of divisional general managers, as well as the Chief Executive Officer and the other executive officers. In 2002, the Chief Executive Officer was eligible to receive a bonus equal to 45% of his salary, with a potential increase to up to 60% of his salary, and each of the executive officers was eligible to receive a bonus equal to 35% of his or her salary, with a potential increase to up to 50% of his or her salary, if the annual profit plan target level had been achieved. In general, the target bonus amount was subject to a 1% increase for each $50,000 that the Company’s actual profits exceeded the plan’s targeted profit level and a 1% decrease for each $50,000 that the plan’s targeted profit level exceeded the Company’s actual profits (or, for divisional general managers, a similar formula to adjust for the difference between the actual results and the targeted results).

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Robert K. Montgomery
Donald A. Patrick
James R. Wilburn

      The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

      In this context, the Audit Committee has reviewed the audited financial statements included in the Company’s annual report on Form 10-K with management and the independent auditors, including their judgment of the quality and appropriateness of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor’s independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the

Company’s Annual Report on SEC Form 10-K for the year ended January 31, 2003, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Donald S. Friesz
Evan M. Gruber
Donald A. Patrick
James R. Wilburn

      The report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The stock performance graph set forth below illustrates the Company’s performance in total stockholder return over the period February 1, 1998 through January 31, 2003 relative to the following external indices: (a) the American Stock Exchange market value index (“AMEX Market Index”) and (b) a peer group.(1) Each line on the stock performance graph assumes that $100.00 was invested in the Common Stock and the respective indices on February 1, 1998. The graph then tracks the value of these investments, assuming reinvestment of dividends, through January 31, 2003.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS OF

COMPANY, AMEX MARKET INDEX, AND PEER

	1998	1999	2000	2001	2002	2003

VIRCO MFG. CORPORATION	$100.00	74.14	58.03	51.21	52.42	55.80
PEER GROUP	$100.00	131.54	70.64	50.54	63.32	50.49
AMEX MARKET INDEX	$100.00	103.61	122.10	128.31	112.83	111.17

      The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

      (1) The peer group comprises all companies identified by Media General Financial Services as being within the “other business and institutional equipment” industry group, as follows: American Locker Group, Cash Systems, Inc., Champion Industries Inc., Comtrex Systems Corp., Diebold Inc., Dorel Industries Inc. B, Falcon Products Inc., Fiberstars Inc., Franklin Electronic Publishers, Incorporated, General Binding Corporation, Genlyte Group Inc., Global Payment Tech Inc., Gradco Systems Inc., Gunther International, Herman Miller Inc., Hon Industries Inc., Hypercom Corporation, Instanet, Inc., International Lottery & Totalizer Systems, Inc., Knape & Vogt Manufacturing Company; Koala Corporation, Kronos Inc., LSI Industries Inc., Mity Enterprises Inc., Nam Tai Electronics Inc., Par Technology Corporation, Pitney Bowes Inc., Proquest Company, Reconditioned Systems, Scientific Games Corporation, Steelcase Inc., Techlite Inc., Tidel Technologies Inc., Ultradata Systems, Xerox Corporation, and the Company.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      Ernst & Young LLP, upon the recommendation of the Audit Committee of the Board of Directors of the Company, continues as the accounting firm selected by the Board of Directors to examine the accounts of the Company for the current year. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended January 31, 2003 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $318,000.

Financial Information Systems Design and Implementation Fees

      During the year ended January 31, 2003, Ernst & Young LLP did not provide the Company with any services related to financial information systems design and implementation.

All Other Fees

      The Company estimates that the aggregate fees for all other services rendered by Ernst & Young LLP during the year ended January 31, 2003 were $79,000. These fees consist mainly of $12,000 relating to pension plan and 401(k) plan audits and $67,000 relating to preparation of the Company’s tax returns. The Audit Committee of the Board of Directors has considered whether the provision of these services is compatible with maintaining Ernst & Young’s independence.

OTHER MATTERS

      Compliance with Section 16 of the Securities Exchange Act of 1934. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of any equity security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, the Company believes that all such forms required during the fiscal year ended January 31, 2003 were filed on a timely basis.

      2004 Stockholder Proposal or Nominations. Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company by January 14, 2004 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

      Additional Matters Considered at Annual Meeting. The Board of Directors does not know of any matters to be presented at the 2003 Annual Meeting other than as stated herein. If other matters do properly come before the Annual Meeting, the persons named on the accompanying proxy card will vote the proxies in accordance with their judgment in such matters.

      Availability of Annual Report. The Annual Report to the Stockholders of the Company for the fiscal year ended January 31, 2003 including financial statements, is being mailed to stockholders concurrently herewith and is also available online at http://www.virco.com/Pages/set1a.htm.

      THE COMPANY WILL ALSO PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH HE/ SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MAY 2, 2003. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE COMPANY AT

2027 HARPERS WAY, TORRANCE, CALIFORNIA 90501, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors

/s/ ROBERT E. DOSE

Robert E. Dose, Secretary

Torrance, California

May 16, 2003

APPENDIX A

VIRCO MFG. CORPORATION

AUDIT COMMITTEE CHARTER

ORGANIZATION

      This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

      The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

      The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board.

      Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors.

•	The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and

A-1

ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

A-2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VIRCO MFG. CORPORATION

     The undersigned hereby appoints ROBERT A. VIRTUE, DOUGLAS A. VIRTUE and ROBERT E. DOSE, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Virco Mfg. Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 10, 2003 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- Fold and detach here. -

You can now access your VIRCO MFG. CORPORATION account online.

Access your Virco Mfg. Corporation stockholder account online via Investor ServiceDirect ®(ISD).

Mellon Investor Services LLC, agent for Virco Mfg. Corporation, now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•      SSN or Investor ID
•      PIN
•      Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	Step 2: Log in for Account Access
You are now ready to log in. To access your account please enter your:

•      SSN or Investor ID
•      PIN
•      Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen
You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•      Certificate History
•      Book-Entry Information
•      Issue Certificate
•      Payment History
•      Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
WILL BE VOTED “FOR” THE PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR item 1.

		FOR	WITHHELD FOR ALL
1.	Election of Directors	☐	☐
Nominees:

01 Robert A. Virtue
02 Robert K. Montgomery
03 Donald A. Patrick

Withhold for the nominees you list below. (Write that nominee’s name in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	Telephone		Mail
http://www.eproxy.com/vir	1-800-435-6710
Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site. You will
be prompted to enter your control
number, located in the box below,
to create and submit an electronic
ballot.	OR	Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You will
be prompted to enter your control
number, located in the box below,
	and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.virco.com/Pages/set1a.htm